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                                                               Exhibit 10(ii)(1)


                     [ICF KAISER LETTERHEAD APPEARS HERE]



                     AGREEMENT AND MUTUAL GENERAL RELEASE

     I, David Watson, understand and, of my own free will, enter into this Agreement and General Release ("Agreement") with ICF Kaiser International, Inc. and its subsidiaries (the "Company")and, in consideration of a supplemental separation payment ("Separation Benefit")described herein, agree as follows:

I. As referred to in this Agreement, the Company includes its parents, subsidiaries, affiliates and divisions, their respective successors and assigns, and all of their past and present directors, officers, representatives, shareholders agents, employees and their respective heirs and personal representatives or any of them.

II. I hereby acknowledge that I resign my position as Executive Vice President and President, Engineers and Constructors effective Friday, August 7, 1998 at 12 midnight. Effective on that date and at that time I will no longer hold myself out as an officer of the Company nor will I bind it in any way. My full-time employment with the Company terminates at midnight on October 7, 1998. Effective October 8, 1998, I will be a part-time employee, paid at a rate of $145.00 per hour for any hours that either Keith Price or Richard Leupen approves. I agree to be on call and available to the Company through my last day of full-time employment.

III. I acknowledge that Company officers explained the Company's standard severance policy for which I am eligible. In recognition of my position as President, Engineers and Constructors, the Company will give me an increased severance payment, as described in Paragraph IV below, if, and only if, I sign this Agreement and comply with its terms. I understand that the Company will not be required to provide the additional separation benefit until after this Agreement becomes effective.

IV.     The separation benefit that I will consist of the following items:

        A) Severance: I will receive 52 weeks severance, effective from my last
           ---------                 --------
        day of full-time employment, at my current salary, less deductions required by law, and paid in a lump sum on or about October 1, 1998, but no later than October 16, 1998.

        B) Restricted Stock: The 45,600 shares of restricted stock that were
           ----------------
        granted to me (6,600 shares on March 20, 1997 and 39,000 shares on March 9, 1998) will fully vest effective on my last day of my employment. I understand that I will be given the certificates for these 45,600 shares on the last day of my full-time employment provided that I have satisfied all tax withholding obligations related to these shares.

        C) Legal Fees: I will be reimbursed for all legal expenses I incur in connection with my termination settlement and this Agreement up to a maximum of $2,500.

        D) Use of Club Memberships: The Company will enable me to use its
           -----------------------
        Corporate Membership at Avenel and retain my status as designated representative through December 31, 1999. I will be responsible for all remaining initiation fees and ongoing membership dues. The club may be used by any ICF Kaiser International employee through December 31, 1999. Effective January 1, 2000 Avenel will convert ICF Kaiser's Executive Business Membership to a Patron Membership classification in my name.

        E) Total Separation Benefit: The supplemental separation benefit
           ------------------------
        consisting of A), B), C), and D) as described above is in excess of the Company's severance policy which provides for a number of weeks' pay based on tenure and my Employment Agreement dated December 1, 1996 that I would otherwise be eligible to receive.

        F) Final Payment: I will be issued a severance payment as stated in A)
           -------------
        above, less deductions required by law, on a date appropriate with this Agreement's Revocation Period. The severance payment is taxed at the federal government supplement tax rate (currently 28 percent).

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        G) References: I hereby authorize Keith M. Price and Marcy A. Romm to
           ----------
        provide my only employment references. In providing this authorization, I hereby release the Company from any and all claims that may arise out of the Company's response to a request for employment reference information.

V.      Confidentiality Agreement: I understand that I continue to be bound by
        -------------------------
        the Confidentiality Agreement that I signed upon employment.

VI.     Non-Disparagement: Each of the Company and I covenant and agree that
        -----------------
        following the date of this Agreement neither shall make disparaging statements concerning the other, or its officers, directors, affiliates, agents and/or employees. For this purpose a disparaging statement shall be a statement or statements that, individually or in the aggregate, have a materially detrimental effect on the business affairs of the Company or me, as the case may be.

VII.    Confidentiality of Agreement: Except as required by law or as necessary
        ----------------------------
        to fulfill the terms of this Agreement or the General Releases incorporated herein, or in connection with a party's family, business, or tax affairs (in which case disclosure shall be on a confidential basis to the extent practicable), neither the Company nor I shall disclose the terms or provisions of this Agreement, or the fact of its existence, to any person or entity.

VIII.   Non-Competition: I agree that for a period of one year from the date of
        ---------------
        this Agreement I will not engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the planning, conduct, or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Company.

IX.     Non-Solicitation of Employees: I agree that for a period of one year
        -----------------------------
        from the date of this Agreement, I will not, for my own benefit or for the benefit of any person or entity, actively solicit any officer, director, executive, or employee to leave the Company's employment.

X.      Legal Compliance:
        -----------------

        A. I understand that this Agreement does not constitute an admission by the Company of any: (a) violation of any statute, law or regulation;
            (b) breach of contract, actual or implied; or (c) commission of any tort.

        B. The terms and provisions of the Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia and of the United States of America, without giving effect
            --------
            to the doctrine of conflict of laws.

            I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims. These include Title VII of the Civil Rights Act of 1964, as amended; the Age of Discrimination in Employment Act of 1967, as amended (the "ADEA"); the Americans with Disabilities Act of 1990; the National Labor Relations Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Civil Rights Act of 1991; the Workers Adjustment and Retraining Notification Act of 1988; 42 U.S.C. (S) 1981 and federal, state and local human rights, fair employment and other laws. I also understand there are other statutes and laws of contract and tort otherwise relating to my employment. I intend to and do hereby waive and release any rights I may have under these and other laws.

        C. In exchange for my receipt of the separation benefit, on behalf of myself, my heirs and personal representatives, I hereby release and discharge the Company from any and all charges, claims and actions arising out of my employment or the termination of my employment with the Company. I will immediately withdraw with prejudice any such charges, claims and actions that I have brought before signing this Agreement, and I will not bring any such charges, claims and


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            actions against the Company in the future, except a charge, claim or action based upon rights or claims that may arise under the ADEA after the date that I sign this Agreement.

        D. In consideration of my agreements set forth herein, the Company hereby releases and discharges me from any and all charges, claims and actions arising out of my employment or the termination of my employment with the Company, other than charges, claims and actions arising under this Agreement. The Company has not brought, and will not bring, any such charges, claims and actions in the future, except a charge, claim or action based upon its rights or claims that may arise under this Agreement.

        E. Should any provision of this Agreement be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

XI.     Agreement Review Period: I was given a copy of this Agreement on August
        -----------------------
        7, 1998. I have had an opportunity to consult an attorney before signing it and was given a period of at least twenty-one (21) days, or until August 28, 1998, to consider this Agreement. I acknowledge that in signing this Agreement, I have relied only on the promises written in this Agreement and not on any other promise made by the Company.
                           ---

XII.    Agreement Revocation Period: I have seven (7) days to revoke this
        ---------------------------
        Agreement after I sign it. The Agreement does not become effective or enforceable until: (i) the Company has received a copy signed by me; and
        (ii) the seven (7) day revocation period has ended. Severance payment will be made on the Company's scheduled payday that follows the date of this Agreement.

XIII.   Agreement Modification or Change: This Agreement may not be modified or
        --------------------------------
        changed orally. Any modifications and changes must be made by the signature of Marcy A. Romm, Senior Vice President and Director of Human Resources.

        I have read this Agreement and General Release and I understand all of its terms. I enter into and sign this Agreement knowingly and voluntarily, with full knowledge of what it means.


    /s/ David Watson                               Date: August 17, 1998
   ----------------------                                -----------------
   David Watson


ICF KAISER INTERNATIONAL, INC.

By: /s/ Marcy A. Romm                              Date: August 17, 1998
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   Marcy A. Romm
   Senior Vice President and Director
     of Human Resources
   ICF Kaiser International, Inc.